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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

         KNOW BY ALL PERSONS, that each person whose signature appears below constitutes and appoints, Daniel P. McGrath and Dee Ann Revere, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of February, 2000.


                                             /s/ JOHN B. WOOD
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                                             Signature

                                             John B. Wood
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